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                                                                    EXHIBIT 4.29

                               THIRD AMENDMENT TO

                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

                                       AND

                                     ANNEX X

          THIS THIRD AMENDMENT TO RECEIVABLES PURCHASE AND SERVICING AGREEMENT AND ANNEX X, dated as of October 1, 2002 (this "Third Amendment") relates to (i) that certain Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended by that certain First Amendment dated as of August 29, 2001, and as amended by that certain Second Amendment dated as of December 21, 2001, among Blue Hill, the Servicer, the Purchasers and the Administrative Agent (each as defined below) (the "Purchase Agreement"), (ii) that certain Sale and Contribution Agreement dated as of December 20, 2000, between Blue Hill (as defined below) and the Originator (as defined below) (the "Sale and Contribution Agreement"), and (iii) Annex X to the Sale and Contribution Agreement and the Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended by that certain First Amendment dated as of August 29, 2001, and as amended by that certain Second Amendment dated as of December 21, 2001 ("Annex X"), and is entered into by and among BLUE HILL II, INC., a Delaware corporation ("Blue Hill"), AMERISOURCEBERGEN DRUG CORPORATION, a Delaware corporation, as successor by merger to Bergen Brunswig Drug Company, a California corporation, as the originator (in such capacity, the "Originator") and as the servicer (in such capacity, the "Servicer"), REDWOOD RECEIVABLES CORPORATION ("Redwood"), as the conduit purchaser (the "Conduit Purchaser"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as the committed purchaser (the "Committed Purchaser", together with the Conduit Purchaser, the "Purchasers") and as administrative agent for the Purchasers ("Administrative Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Annex X.

                              W I T N E S S E T H

          WHEREAS, Blue Hill, the Servicer, the Purchasers and Administrative Agent have entered into the Purchase Agreement;

          WHEREAS, Blue Hill and the Originator have entered into the Sale and Contribution Agreement;

          WHEREAS, effective October 1, 2002, Bergen Brunswig and AmeriSource Corporation, a Delaware corporation ("ASC"), shall have effectuated a merger (the "Merger"), by which Bergen Brunswig shall have merged into ASC and in connection therewith ASC shall have changed its name to AmerisourceBergen Drug Corporation;

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          WHEREAS, ASC as seller and AmeriSource Receivables Financial
Corporation, a Delaware corporation ("ARFC"), as buyer have entered into that certain Purchase Agreement, dated as of May 14, 1999, as amended by that certain First Amendment to Purchase Agreement dated as of May 16, 2000 (the "ASC/ARFC Purchase Agreement") pursuant to which ARFC has purchased Receivables originated by ASC (the "ASC Receivables");

          WHEREAS, ARFC as seller, ASC as servicer, Amerisource Health Corporation as guarantor, Delaware Funding Corporation ("DFC") as buyer and JPMorgan Chase Bank (f/k/a Morgan Guaranty Trust Company of New York) ("JPMorgan Chase") as administrative agent, have entered into that certain Receivables Purchase Agreement, dated as of May 14, 1999, as amended by that certain First Amendment dated as of May 12, 2000, that certain Second Amendment dated as of May 26, 2000, that certain Third Amendment dated as of October 17, 2000, that certain Fourth Amendment dated as of August 29, 2001, that certain Fifth Amendment dated as of November 7, 2001, that certain Sixth Amendment dated as of November 30, 2001, that certain Seventh Amendment dated as of February 7, 2002, that certain Eighth Amendment dated as of August 8, 2002, and that certain Ninth Amendment dated as of the date hereof (the "ARFC/JPMorgan Chase Purchase Agreement"), pursuant to which ARFC has sold undivided percentage ownership interests in the ASC Receivables and related collateral to DFC;

          WHEREAS, Blue Hill and the Servicer have requested that the Purchase Agreement be amended to reflect the Merger and to distinguish the Receivables sold pursuant to the Sale and Contribution Agreement and the Purchase Agreement from the Receivables sold pursuant to the ASC/ARFC Purchase Agreement and the ARFC/JPMorgan Chase Purchase Agreement, and Blue Hill, the Originator, the Servicer, the Purchasers and the Administrative Agent (collectively, the "Parties") have mutually requested that Annex X be amended to reflect the foregoing (the "Amendments");

          WHEREAS, the Parties are willing to so effect the Amendments on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the above premises, the Parties agree as follows:

    1. Definitions and Usage. Any reference herein to Section, Exhibit or Schedule shall, unless otherwise specified, refer to such Section, Exhibit or Schedule hereof, in its entirety.

    2. Amendments to the Purchase Agreement. Upon the Third Amendment Effective Date, the Purchase Agreement is hereby amended as follows:

           a. By deleting each reference therein to "Bergen Brunswig Drug Company, a California corporation" and replacing it with "AmerisourceBergen Drug Corporation, a Delaware corporation", and by deleting each reference therein to "Bergen Brunswig Drug Company" and replacing it with "AmerisourceBergen Drug Corporation".

          b. By deleting the reference in the preamble to "GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation" and replacing it with "GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation".

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    c.    By deleting the text of Recital B in its entirety and substituting the following in its stead:

          B. The Seller has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, certain designated trade receivables of the Originator.

    d.    By amending Sections 2.01, 2.04, 4.01(e), 5.01(d), 5.01(e), 5.03(b),
5.03(d), 6.01(a), 7.04, 8.05 and 12.01(a)(iv) by deleting the reference therein to the defined term "Receivable" and replacing such reference with the defined term "Transferred Receivable".

    e. By deleting the last sentence of Section 4.01(a) in its entirety and substituting the following in its stead:

    Each Significant Subsidiary as defined in the Credit Facility as of the Third Amendment Effective Date is set forth on Schedule 4.01(a) hereto.

    f. By amending Section 4.01(i) by deleting the second, third and fourth sentences thereto and substituting the following in their stead:

    With respect to each of the Seller and the Originator (i) their respective chief executive offices are located at the respective address for notices set forth in this Agreement; (ii) the respective offices where all of the Records with respect to any Receivables are kept are listed on Schedule I hereto; (iii) each, within the last five years, has operated only under the trade names identified in Schedule 4.01(i) hereto, and, within the last five years, has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Schedule 4.01(i) hereto,
    (iv) each is a "registered organization" (as defined in Section 9-102(a)(70) of the UCC) and is organized or incorporated in the jurisdiction set forth on Schedule 4.01(i) hereto, for purposes of Article 9 of the UCC, and each is (and at all times) located in such jurisdiction, and (v) the organizational identification number for each is set forth Schedule 4.01(i) hereto.

    g. By deleting Section 5.01(c) in its entirety and substituting the following in its stead:

          (c) Furnishing Information and Inspection of Records. The Seller will furnish to the Administrative Agent and the Purchasers such information (including non-financial information) concerning the Originator's Receivables, the Transferred Receivables and the Seller Collateral as the Administrative Agent or a Purchaser may reasonably request. Twice a year (and at any time during the continuance of an Incipient Termination Event or Termination Event), the Administrative Agent may (at the expense of the Seller subject to the limitations set forth

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          in the Fee Letter) have its auditors, which may include an independent public accounting firm, conduct an audit of the Records or make test verifications of the Originator's Receivables, the Transferred Receivables and the Collections with respect to the Originator's Receivables and the Transferred Receivables.

          h. By amending Sections 6.02(a)(iii) and 6.02(b)(iv) by deleting the reference therein to the defined term "Collections" and replacing such reference with the phrase "Collections on Transferred Receivables", and by amending
Section 6.02(a)(iv) by deleting the reference therein to the defined term "Collection" and replacing such reference with the phrase "Collection on a Transferred Receivable".

          i. By amending Section 7.01 by deleting the reference therein to "Contract therefor" and substituting the phrase "the rights and interests under the Contract therefor as such rights and interests relate to such Transferred Receivable" in its stead.

          j. By deleting Section 7.03(a) in its entirety and substituting the following in its stead:

          (a) (i) In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder but is able to determine that such Collections have been received with respect to Transferred Receivables, the parties agree for purposes of this Agreement only that such Collections shall be deemed to have been received on such Transferred Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Transferred Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, on Eligible Receivables in the reverse order in which they were originated with respect to such Obligor.

          (ii) In the event that the Servicer is unable to determine the specific Receivables on which Collections have been received from the Obligor thereunder and is unable to determine whether such Collections have been received with respect to Transferred Receivables or with respect to ARFC Designated Receivables, the parties agree for purposes of this Agreement, the Sale and Contribution Agreement, the ASC/ARFC Purchase Agreement and the ARFC/JPMorgan Chase Purchase Agreement only that such Collections shall be allocated among such Receivables on a pro rata basis, based upon the outstanding balance of all Receivables in respect of such Obligor net of all Collections and discounts, and any other modifications, that reduce the Billed Amount of such Receivables.

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    k.    By amending Section 7.03(b) by deleting the reference therein to
"Article VI" and substituting "this Agreement" in its stead.

    l. By amending Section 7.04 by deleting the reference therein to "Contract therefor" and substituting the phrase "related rights under the Contract therefor as such rights relate to such Transferred Receivable" in its stead.

    m. By adding the following Section 7.07(d) in the proper alphanumerical order:

          (d) Servicer Information. The Servicer shall furnish to the Administrative Agent such information with respect to the Receivables (including, but not limited to, its procedures for selecting Transferred Receivables for sale, its procedures for segregating Transferred Receivables from Receivables other than Transferred Receivables, and its standards and procedures for selling goods or services on credit) as the Administrative Agent may reasonably request.

    n. By deleting Section 8.06(a) in its entirety and substituting the following in its stead:

          (a) Offices and Records. The Seller shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(i) or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 14.15 shall have been taken with respect to the Seller Collateral. Each of the Seller and the Servicer shall, at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Seller Collateral and, with respect to the Servicer only, all of the Originator's Receivables, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. Each of the Seller and the Servicer shall mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records, computer tapes, computer disks and credit files pertaining to the Seller Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VIII and in accordance with Section 5.01(d)(ii). Upon the occurrence and during the continuance of a Termination Event, the Seller and the Servicer shall deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent, the Seller and the Servicer shall permit any representative of the Administrative Agent to inspect such books and

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                  records and shall provide photocopies thereof to the
                  Administrative Agent as more specifically set forth in Section 8.06(b).

                  o. By deleting Section 9.01(k) in its entirety and substituting the following in its stead:

                        (k) there shall have occurred any event which
                  materially adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Servicer to originate Transferred Receivables of a credit quality, taken as a whole, which are at least of the credit quality of the Transferred Receivables, taken as a whole, in the initial Purchase;

                  p. By deleting 9.01(l) in its entirety and substituting the following in its stead:

                        (l) a Material Adverse Effect has occurred since the Closing Date;

                  q. By amending Section 14.15(a)(B) by inserting the parenthetical phrase "(to the extent related to such Transferred Receivable)" immediately following the reference therein to "Transferred Receivable".

                  r. By adding the following Section 14.16 in proper alphanumerical order:

                        14.16 Consent to Merger and Acknowledgement of
                  Assignment. The Administrative Agent, the Purchasers and the Seller hereby consent to (a) the merger of Durr Fillauer Medical into Bergen Brunswig, with Bergen Brunswig being the surviving corporation of such merger, (b) the merger of Bergen Brunswig into AmeriSource Corporation, with AmeriSource Corporation being the surviving corporation of such merger and changing its name to AmerisourceBergen Drug in connection therewith, and (c) the merger of C.D. Smith Healthcare, Inc. into AmerisourceBergen Drug, with AmerisourceBergen Drug being the surviving corporation of such merger. AmerisourceBergen Drug hereby assumes all obligations and liabilities of Bergen Brunswig as Servicer hereunder and under the Related Documents.

                  s. By amending and restating Schedule 4.01(a) in its entirety in the form and substance of Annex I, attached hereto and made a part hereof.

                  t. By amending and restating Schedule 4.01(i) in its entirety in the form and substance of Annex II, attached hereto and made a part hereof.

                  u. By amending and restating Schedule 4.01(q) in its entirety in the form and substance of Annex III, attached hereto and made a part hereof.

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                 v.   By amending Annex 5.02(a) by deleting "or" at the end of
         subparagraph (j)(L), replacing the period at the end of subparagraph
         (j)(M) with a semicolon and adding subparagraph (j)(N) in the proper alphanumerical order:

                      (N) the occurrence of any "Termination Event" or
                 "Servicing Default" under the ARFC/JPMorgan Chase Purchase Agreement for which notice has been delivered thereby. Prior notice to the taking of any enforcement action by DFC or JPMorgan Chase with respect to any Contract constituting a master contract with an Obligor with respect to which Receivables have been sold to both ARFC and BH2.

         3. Amendments to Annex X. Upon the Third Amendment Effective Date, Annex X is hereby amended as follows:

                 a. By amending the defined terms "Defaulted Receivable", "Dilution Factors", "Excluded Obligor", "Material Adverse Effect" and "Records" by deleting the reference therein to the defined term "Receivable" and replacing such reference with the defined term "Transferred Receivable".

                 b. By deleting the defined term "Adverse Claim" in its entirety and substituting the following in its stead:

                      "Adverse Claim" shall mean any claim of ownership or
                 any Lien, other than any ownership interest or Lien created under the Sale and Contribution Agreement, or the Purchase Agreement, or any Lien created under the Collateral Agent Agreement.

                 c. By adding the following defined term "Amerisource Bergen Drug" in the proper alphabetical order:

                      "AmerisourceBergen Drug" shall mean AmerisourceBergen Drug
                 Corporation, a Delaware corporation.

                 d. By adding the following defined term "ARFC" in the proper alphabetical order:

                      "ARFC" shall mean AmeriSource Receivables Financial
                 Corporation, a Delaware corporation.

                 e. By adding the following defined term "ARFC Designated Distribution Center" in the proper alphabetical order:

                      "ARFC Designated Distribution Center" shall mean any
                 distribution center of the Originator identified on the Designated Receivables Schedule as an "ARFC Designated Distribution Center".

                 f. By adding the following defined term "ARFC Designated Receivables" in the proper alphabetical order:

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                "ARFC Designated Receivables" shall mean, collectively (but without duplication), (i) all Receivables that are generated by the Originator at any of the ARFC Designated Distribution Centers and (ii) all Receivables that are acquired by the Originator pursuant to the ASC Affiliate Purchase Agreement.

          g. By adding the following defined term "ARFC/JPMorgan Chase Purchase Agreement" in the proper alphabetical order:

                "ARFC/JPMorgan Chase Purchase Agreement" shall mean that certain Receivables Purchase Agreement, dated as of May 14, 1999, among ARFC as seller, AmerisourceBergen Drug (f/k/a AmeriSource Corporation) as servicer, Amerisource Health Corporation as guarantor, DFC as buyer and JPMorgan Chase as administrative agent, as amended by that certain First Amendment dated as of May 12, 2000, that certain Second Amendment dated as of May 26, 2000, that certain Third Amendment dated as of October 17, 2000, that certain Fourth Amendment dated as of August 29, 2001, that certain Fifth Amendment dated as of November 7, 2001, that certain Sixth Amendment dated as of November 30, 2001, that certain Seventh Amendment dated as of February 7, 2002, that certain Eighth Amendment dated as of August 8, 2002, that certain Ninth Amendment dated as of the Third Amendment Effective Date and as may be further amended from time to time in accordance with the Third Amendment Intercreditor Agreement.

          h. By adding the following defined term "ASC Affiliate Purchase Agreement" in the proper alphabetical order:

                "ASC Affiliate Purchase Agreement" shall mean the Purchase Agreement, dated as of May 26, 2000, among each of the sellers party thereto from time to time and the Originator, as buyer, as amended by that certain First Amendment, dated as of October 1, 2002 and as may be further amended from time to time in accordance with the Third Amendment Intercreditor Agreement.

          i. By adding the following defined term "ASC/ARFC Purchase Agreement" in the proper alphabetical order:

                "ASC/ARFC Purchase Agreement" shall mean that certain Purchase Agreement, dated as of May 14, 1999, between AmerisourceBergen Drug (f/k/a AmeriSource Corporation) as originator and ARFC as seller, as amended by that certain First Amendment to Purchase Agreement dated as of May 26, 2000, that certain Second Amendment to Purchase Agreement dated as of October 1, 2002 and as may be further amended from time to time in accordance with the Third Amendment Intercreditor Agreement.

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                j.    By deleting the defined term "Bergen Entity" in its
          entirety and substituting the following in its stead:

                      "Bergen Entity" shall mean the Parent, AmerisourceBergen
                Services Corporation, a Delaware corporation (successor by merger to Bergen Brunswig Corporation, a New Jersey corporation), and the Originator.

                k. By adding the following defined term "BH2 Designated Distribution Center" in the proper alphabetical order:

                      "BH2 Designated Distribution Center" shall mean any
                distribution center of the Originator identified on the Designated Receivables Schedule as a "BH2 Designated Distribution Center".

                l. By adding the following defined term "BH2 Designated Receivables" in the proper alphabetical order:

                      "BH2 Designated Receivables" shall mean all Receivables
                owned by the Originator that are generated by the Originator at any of the BH2 Designated Distribution Centers.

                m. By amending clause (e)(i) of the defined term "Cash Management Event" by deleting it in its entirety and substituting the following in its stead:

                      (e)(i) an "Event of Default" shall occur under the Credit
                Facility or a "Termination Event" or "Servicing Default" shall occur under the ARFC/JPMorgan Chase Purchase Agreement,

                n. By adding the following defined term "Consolidated Subsidiary" in the proper alphabetical order:

                      "Consolidated Subsidiary" means, at any date, for any
                Person, any Subsidiary or other entity the accounts of which would be consolidated under GAAP with those of such Person in its consolidated financial statements as of such date.

                o. By deleting the defined term "Credit and Collection Policies" in its entirety and substituting the following in its stead:

                      "Credit and Collection Policies" shall mean the credit,
                collection, customer relations and service policies of the Originator, as such relations and policies relate to the Transferred Receivables, in effect on the Closing Date, attached to the Purchase Agreement as Exhibit A, as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Purchase Agreement.

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                p.    By adding the following defined term "Designated
          Receivables Schedule" in the proper alphabetical order:

                      "Designated Receivables Schedule" means Schedule 5.2(p) to the Sale and Contribution Agreement.

                q. By adding the following defined term "Delaware Funding Corporation" in the proper alphabetical order:

                      "DFC" shall mean Delaware Funding Corporation, a Delaware
                corporation.

                r. By adding the following defined term "Distribution Center" in the proper alphabetical order:

                      "Distribution Center" shall mean any BH2 Designated
                Distribution Center and any ARFC Designated Distribution Center.

                s. By deleting the defined term "General Trial Balance" in its entirety and substituting the following in its stead:

                      "General Trial Balance" shall mean with respect to the
                Originator and as of any date of determination, the Originator's accounts receivable trial balance with respect to BH2 Designated Receivables (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the BH2 Designated Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance reasonably satisfactory to the Seller and the Administrative Agent.

                t. By adding the defined term "JPMorgan Chase" in the proper alphabetical order:

                      "JPMorgan Chase" shall mean JPMorgan Chase Bank (f/k/a
                Morgan Guaranty Trust Company of New York).

                u. By deleting the defined term "Originator" in its entirety and substituting the following in its stead:

                      "Originator" shall mean AmerisourceBergen Drug as the
                seller of BH2 Designated Receivables under the Sale and Contribution Agreement.

                v. By deleting the defined term "Outstanding Balance" in its entirety and substituting the following in its stead:

                      "Outstanding Balance" shall mean, with respect to any
                Transferred Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof,

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                  minus (b) all Collections received from the Obligor thereunder with respect to such Transferred Receivable, minus (c) all discounts to or any other modifications that reduce such Billed Amount; provided, that if after the occurrence or during the continuation of a Termination Event the Administrative Agent or the Servicer makes a determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

                  w. By deleting the defined term "Parent" in its entirety and substituting the following in its stead:

                       "Parent" shall mean AmerisourceBergen Corporation, a
                  Delaware corporation.

                  x. By deleting the defined term "Redwood Termination Date" in its entirety and substituting the following in its stead:

                  "Redwood Termination Date" shall mean the date elected by Redwood or the Collateral Agent (which election shall be mandatory and immediate upon the occurrence of an event set forth in clause (c), (i) (solely if the events specified in (i) result in all outstanding Tranche Periods (as defined under the ARFC/JPMorgan Chase Purchase Agreement) being ended or the obligations of the Owners (as defined in the ARFC/JPMorgan Chase Purchase Agreement) being terminated, in each case in accordance with Section 7.02 of the ARFC/JPMorgan Chase Purchase Agreement), (j), (k), (l) or (m) below), by notice to the Seller and the Administrative Agent as the Redwood Termination Date; provided, that on such date, one or more of the following events shall have occurred and be continuing: (a) a Seller LOC Draw; (b) the obligations of the Liquidity Lenders to make Liquidity Loans shall have terminated and such Liquidity Lenders shall not have otherwise been replaced or the "Liquidity Termination Date" (as defined in the LAPA) shall have occurred; (c) an event of default under the Collateral Agent Agreement or any other Program Document shall have occurred; (d) the short-term debt rating of a Liquidity Lender shall have been downgraded by a Rating Agency and such Liquidity Lender shall not have been replaced in accordance with the terms of the LAPA within 30 days thereafter; (e) Redwood or the Collateral Agent shall have determined that the funding of Transferred Receivables under the Purchase Agreement is impracticable for any reason whatsoever, including as a result of (i) a drop in or withdrawal of any of the ratings assigned to the Commercial Paper by any Rating Agency, (ii) the imposition of Additional Amounts, (iii) restrictions on the amount of Transferred Receivables Redwood may finance or (iv) the inability of Redwood to issue Commercial Paper; (f) any change in accounting standards shall occur or any pronouncement or release of any accounting or regulatory body (including FASB, AICPA or the Securities and Exchange Commission) shall be issued, or any other change in the interpretation of

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                  accounting standards shall occur, such that all or any portion of the Conduit Purchaser's assets and liabilities are deemed to be consolidated with the assets and liabilities of GE Capital or any of its affiliates; (g) a Termination Event shall have occurred and be continuing; (h) the outstanding loans to the Conduit Purchaser under the LAPA equal or exceed the Conduit Purchaser's Capital Investment at such time and no interest or other amounts are owed to the Conduit Purchaser under the Purchase Agreement or the other Related Documents;
                  (i) any "Termination Event" or "Servicing Default" shall occur under the ARFC/JPMorgan Chase Purchase Agreement; (j) AmeriSourceBergen Drug or any of its Consolidated Subsidiaries shall fail to pay any Debt in excess of $10,000,000 of AmerisourceBergen Drug or any of its Consolidated
                  Subsidiaries, as the case may be, or any interest or premium on such Debt, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or a final court decision of $10,000,000 or more shall be rendered against AmerisourceBergen Drug or any of its Consolidated Subsidiaries and (i) such amount remains unpaid and (ii) AmerisourceBergen Drug or the relevant Consolidated Subsidiary does not, in good faith, contest such decision within the relevant statutory period; (k) there shall have occurred any event which materially adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Servicer to distinguish between BH2 Designated Receivables and ARFC Designated Receivables and to segregate Collections relating to ARFC Designated Receivables from Collections relating to BH2 Designated Receivables; (l) a case or proceeding shall have been commenced against ARFC seeking a decree or order in respect of ARFC (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for ARFC or for any substantial part of ARFC's assets, or (iii) ordering the winding-up or liquidation of the affairs of ARFC; (m) ARFC shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for ARFC or for any substantial part of ARFC's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or (n) any breach by JPMorgan Chase of the Third Amendment Intercreditor Agreement;

                  y. By deleting the defined term "Sale" in its entirety and substituting the following in its stead:

                       "Sale" shall mean, with respect to a sale of BH2
                  Designated Receivables under the Sale and Contribution Agreement, a sale of BH2 Designated Receivables by the Originator to the Buyer in accordance with the terms of the Sale and Contribution Agreement.

                  z. By deleting the defined term "Servicer" in its entirety and substituting the following in its stead:

                       "Servicer" shall mean AmerisourceBergen Drug, in its
                  capacity as the Servicer under the Purchase Agreement, or any other Person designated as a Successor Servicer pursuant to the Purchase Agreement.

                  aa. By adding the following defined term "Third Amendment Effective Date" in the proper alphabetical order:

                       "Third Amendment Effective Date" shall mean the Effective
                  Date under (and as defined in) the Third Amendment to Receivables Purchase and Servicing Agreement and Annex X dated as of October 1, 2002, among Blue Hill, the Servicer, the Purchasers and the Administrative Agent.

                  bb. By adding the defined term "Third Amendment Intercreditor Agreement" in the proper alphabetical order:

                       "Third Amendment Intercreditor Agreement" shall mean that
                  certain Third Amendment Intercreditor Agreement dated as of the Third Amendment Effective Date, between JPMorgan Chase, as "Administrative Agent" under the ARFC/JPMorgan Purchase Agreement, and GE Capital, as Administrative Agent under this Agreement, as amended, supplemented or otherwise modified from time to time.

                  cc. By deleting the defined term "Unapproved Receivable" in its entirety and substituting the following in its stead:

                       "Unapproved Receivable" shall mean any BH2 Designated
                  Receivable (a) with respect to which the obligor thereunder is not an Obligor on any BH2 Designated Receivable and whose customer relationship with the Originator arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by the Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and then only for the period prior to any such approval.

           4. Representations and Warranties of the Originator. The Originator represents and warrants to Blue Hill that, as of the Third Amendment Effective Date and after giving effect to this Third Amendment:

                  a. All of the representations and warranties of the Originator contained in this Third Amendment, the Sale and Contribution Agreement, the First Amendment to the Sale and Contribution Agreement (as defined below) and the other Related Documents are true and correct in all material respects on and as of the Third Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date); and

                  b. No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Third Amendment.

           5. Representations and Warranties of Blue Hill and the Servicer. Each of Blue Hill and the Servicer represents and warrants to the Purchasers and the Administrative Agent that, as of the Third Amendment Effective Date and after giving effect to this Third Amendment:

                  a. All of the representations and warranties of Blue Hill and the Servicer contained in this Third Amendment, the Purchase Agreement and the other Related Documents are true and correct in all material respects on and as of the Third Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

                  b. Blue Hill is in compliance with Sections 5.01(d) and (e) of the Purchase Agreement;

                  c. After giving effect to the merger transactions described in Section 4.16 as added in this Third Amendment, AmerisourceBergen Drug will be a Delaware corporation whose organizational identification number is 2564484; and

                  d. No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Third Amendment.

           6. Effective Date. This Third Amendment shall become effective as of the date first written above (the "Third Amendment Effective Date") upon the satisfaction of each of the following conditions:

                  a. The Administrative Agent and Blue Hill shall have received each of the following documents, in each case in form and substance satisfactory to the Administrative Agent and Blue Hill:

                       i.   counterparts hereof executed by each of the Parties;

                   ii. an executed First Amendment to the Sale and Contribution Agreement, dated as of the date hereof, between Blue Hill and the Originator, acknowledged and agreed to by the Administrative Agent (the "First Amendment to the Sale and Contribution Agreement") together with evidence of the effectiveness of the First Amendment to the Sale and Contribution Agreement;

                   iii. copies of each of the documents required to be delivered under Section 4 of the First Amendment to the Sale and Contribution Agreement and evidence satisfactory to the Administrative Agent that the conditions precedent thereto have been satisfied;

                   iv. execution copies of that certain Second Amendment to Purchase Agreement dated as of the date hereof between AmerisourceBergen Drug and ARFC and that certain Ninth Amendment to Receivables Purchase Agreement dated as of the date hereof among ARFC, AmerisourceBergen Drug, AmerisourceBergen Services Corporation, DFC and JPMorgan Chase and evidence satisfactory to the Administrative Agent that the conditions precedent thereto have been satisfied or waived;

                   v. an executed Third Amendment Intercreditor Agreement, dated as of the date hereof, between GE Capital and JPMorgan Chase;

                   vi. a certificate of an officer of the Seller attesting to the solvency of Seller;

                   vii. a certificate of an officer of the Servicer attesting to the solvency of Servicer;

                   viii. a certificate of an officer of the Seller certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

                   ix. a certificate of an officer of the Servicer certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

                   x. a certificate of the Secretary or Assistant Secretary of the Seller attaching certified certificate of incorporation of the Seller, bylaws of the Seller, resolutions authorizing the Third Amendment, and an incumbency certificate;

                   xi. a certificate of the Secretary or Assistant Secretary of the Servicer attaching certified certificate of incorporation of the Servicer, the documents filed with the Secretary of State of the States of Delaware and California with respect to the Merger, bylaws of the Servicer, resolutions authorizing the Third Amendment and the Merger, and an incumbency certificate;

                                                              THIRD AMENDMENT TO
                                                                RPSA AND ANNEX X

                   xii. tax and good standing certificates of the Seller in the states of California and Delaware (to the extent not provided pursuant to clause (iii) above);

                   xiii. tax and good standing certificates of the Servicer in the state of California and Delaware (to the extent not provided pursuant to clause (iii) above);

                   xiv. a legal opinion as to true sale and substantive consolidation matters delivered by Dechert after giving effect to the Third Amendment;

                   xv. a legal opinion as to security interests, enforceability, and corporate matters delivered by Dechert, and in addition, a legal opinion delivered by the in-house counsel of the Servicer and the Seller, both, after giving effect to the Third Amendment;

                   xvi. letters from Standard and Poor's Corporation confirming the A-1+ rating of the commercial paper of Redwood, and from Moody's Investors' Service, Inc. confirming the P-1 rating of the commercial paper of Redwood; and

                   xvii. such additional documentation as the Administrative Agent may reasonably request;

         b. The Administrative Agent shall have received satisfactory results of its UCC, tax lien and judgment searches of the Seller, the Servicer, Durr Fillauer Medical, C.D. Smith Healthcare, Bergen Brunswig and Amerisource Corporation and the Administrative Agent shall have received satisfactory evidence of the filing of the financing statement filed with respect to the Originator and the amendment financing statement filed with respect to the Seller, in each case to give effect to the Merger and the Amendments;

         c. No law, regulation, order, judgment or decree of any Governmental Authority shall, and no Party shall have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions contemplated by this Third Amendment, except for such laws, regulations, orders or decrees, or pending or threatened litigation, that in the aggregate could not reasonably be expected to have a Material Adverse Effect;

         d. All of the representations and warranties of Blue Hill, the Originator and the Servicer contained in this Third Amendment, the First Amendment to Sale and Contribution Agreement and the other Related Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

         e. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Third

                                                              THIRD AMENDMENT TO
                                                                RPSA AND ANNEX X

         Amendment and the First Amendment to Sale and Contribution Agreement shall be satisfactory in all respects in form and substance to the Administrative Agent;

               f. The Administrative Agent shall have completed a collateral audit and other due diligence with respect to ASC, AmerisourceBergen Drug Corporation, Bergen Brunswig, and Blue Hill and their respective Receivables with results satisfactory to the Purchasers and the Administrative Agent; and

               g. No Termination Event or Incipient Termination Event shall have occurred and be continuing on the Third Amendment Effective Date or will result after giving effect to this Third Amendment.

         7.    Reference to and Effect on the Related Documents.

               a. Upon the Third Amendment Effective Date, (i) each reference in the Purchase Agreement, or the Sale and Contribution Agreement (as amended by the First Amendment to the Sale and Contribution Agreement) or any Related Documents to "Annex X" shall mean and be a reference to Annex X as amended and supplemented hereby, and (ii) each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Related Documents to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended and supplemented hereby.

               b. Except to the extent specifically set forth herein, the respective provisions of the Purchase Agreement, Annex X and the other Related Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

               c. This Third Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any other term or condition of the Purchase Agreement, Annex X or any other Related Document, (ii) prejudice any right or rights which any of the Parties may now have or may have in the future under or in connection with the Purchase Agreement, Annex X or any other Related Document, (iii) require any of the Parties to agree to a similar transaction on a future occasion or (iv) create any right herein to another Person or other beneficiary or otherwise, except to the extent specifically provided herein.

         8. Miscellaneous. This Third Amendment is a Related Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

         9. Section Titles. The Section titles in this Third Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                                              THIRD AMENDMENT TO
                                                                RPSA AND ANNEX X

         10. Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         11. GOVERNING LAW. THIS THIRD AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Third Amendment. In the event an ambiguity or question of intent or interpretation arises, this Third Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Third Amendment.

         13. Waiver by Originator, the Servicer and Blue Hill. Each of the Originator, the Servicer and Blue Hill hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchasers or the Administrative Agent arising on or prior to the date of this Third Amendment in connection with any of the Related Documents or the transactions contemplated thereunder.

                                     * * * *

                                                              THIRD AMENDMENT TO
                                                                RPSA AND ANNEX X

           IN WITNESS WHEREOF, Blue Hill, the Originator, the Servicer, the Purchasers, and the Administrative Agent have caused this Third Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                            BLUE HILL II, INC.


                                            By:  _________________________
                                                 Name:
                                                 Title:


                                            AMERISOURCEBERGEN DRUG CORPORATION,
                                            as successor by merger to Bergen
                                            Brunswig Drug Company, a California
                                            corporation, as Originator and as
                                            Servicer


                                            By:  _________________________
                                                 Name:
                                                 Title:

                               SIGNATURE PAGE TO
                               THIRD AMENDMENT TO
                                RPSA AND ANNEX X

                                          REDWOOD RECEIVABLES CORPORATION,
                                          as Conduit Purchaser

                                          By:  _________________________
                                               Name:  Craig Winslow
                                               Title: Assistant Secretary

                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as Committed Purchaser

                                          By:  _________________________
                                               Name:  Brian P. Schwinn
                                               Title: Duly Authorized Signatory

                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as Administrative Agent

                                          By:  _________________________
                                               Name:  Brian P. Schwinn
                                               Title: Duly Authorized Signatory

                               SIGNATURE PAGE TO
                               THIRD AMENDMENT TO
                                RPSA AND ANNEX X

                                     ANNEX I

                                Schedule 4.01(a)

                                 (see attached)

                                                              THIRD AMENDMENT TO
                                                                RPSA AND ANNEX X

                                    ANNEX II

                                Schedule 4.01(i)

                                 (see attached)

                                                              THIRD AMENDMENT TO
                                                                RPSA AND ANNEX X

                                    ANNEX III

                                Schedule 4.01(q)

                                 (see attached)

                                                              THIRD AMENDMENT TO
                                                                RPSA AND ANNEX X